Exhibit 99.2

Cypherpunk Technologies (formerly Leap Therapeutics)

Reports Third Quarter 2025 Financial Results

Cambridge, MA – November 12, 2025 – Cypherpunk Technologies Inc., previously known as Leap Therapeutics, Inc. (Nasdaq:LPTX), a company developing novel therapies for patients with cancer and implementing a digital asset treasury strategy focused on Zcash, today reported financial results for the third quarter of 2025 and a corporate update.

As announced earlier today, the Company has changed its name to “Cypherpunk Technologies Inc.” from “Leap Therapeutics, Inc.” to reflect the strategic focus on acquiring the digital asset, ZEC, participating in the development of Zcash, and the values of privacy and liberty. The Company will begin trading on the Nasdaq Capital Market under the ticker symbol “CYPH” at the market open on November 13, 2025. The Company’s ongoing cancer research and development operations will be conducted under a wholly-owned subsidiary that will take the name “Leap Therapeutics, Inc.”

“This past month has been transformative for the Company, marked by closing a $58.88 million private placement led by Winklevoss Capital and successfully deploying $50 million to build a digital asset treasury designed to create long-term shareholder value focused on active participation in the development of Zcash and acquiring ZEC,” said Douglas E. Onsi, President and CEO of Cypherpunk Technologies. “In our drug development business, we presented the final data from our randomized controlled Phase 2 trial of sirexatamab plus bevacizumab and chemotherapy in patients with advanced colorectal cancer (CRC) at the European Society for Medical Oncology (ESMO) Congress. In addition, we will be engaging with regulatory authorities to seek a registrational pathway for sirexatamab and optimizing the DKK1 biomarker assay that could be used to identify CRC patients at risk of poor outcomes and who may benefit from sirexatamab.”

Cypherpunk Highlights:

•	Closed a $58.88 million private placement in cash led by Winklevoss Capital

In October 2025, the Company raised $58,888,888 in cash led by Winklevoss Capital to initiate the digital asset treasury strategy. In the transaction, the Company issued: (i) 15,212,311 shares of common stock, (ii) pre-funded warrants to purchase up to an aggregate of 80,768,504 shares of common stock at an exercise price of $0.001 per share, and (ii) warrants to purchase an additional 71,985,605 shares of common stock at an exercise price of $0.5335 per share.

•	Successfully established a digital asset treasury strategy focused on Zcash (ZEC), acquiring more than 203,775.27 ZEC to date at an aggregate purchase price of approximately $50 million, or $245.37 per ZEC

The Company believes that privacy-protecting assets and related technologies will be critical in an increasingly digital world. The Company intends to acquire and hold ZEC, the native coin of Zcash, as its primary digital asset and to be an active participant in the Zcash community. As of November 11, 2025, the Company has acquired 203,775.27 ZEC at an aggregate purchase price of approximately $50 million, or $245.37 per ZEC.

Zcash functions much like Bitcoin, and it was created from the original Bitcoin code base. Like Bitcoin, Zcash is a digital currency that can be transmitted over a peer-to-peer payment system, except that Zcash uses a protocol called “zero-knowledge proofs” that allows users to engage in blockchain transactions while maintaining greater privacy. This cryptographic technology allows parties to decide whether or not to reveal sensitive information and enables private, public, shielding, and deshielding transactions on the Zcash blockchain. For example, the owner of a specific address is able to choose to disclose an address and transaction details to a trusted third party, potentially for compliance or audit reasons. Alternatively, transacting can work in a similar manner to the Bitcoin blockchain, where the sender and receiver addresses and value of the transfer are all publicly visible.

•	Appointed digital asset executives Khing Oei as Chairman of the Board of Directors and Will McEvoy as a member of the Board of Directors and Chief Investment Officer

On November 11, 2025, the Company appointed Khing Oei as Chairman of the Board of Directors, and Will McEvoy as Chief Investment Officer and a Board member. In conjunction with these appointments, Christopher Mirabelli stepped down from his role as Chairman of the Board of Directors, while remaining a Board member.

Leap Therapeutics Highlights:

•	Presented final clinical data from Part B of the DeFianCe study of sirexatamab plus bevacizumab and chemotherapy in CRC patients at ESMO Congress 2025.

In a Mini Oral session at the ESMO Congress in October 2025, the Company presented the final results from Part B of the DeFianCe study, a Phase 2 study of sirexatamab, an anti-DKK1 monoclonal antibody, in combination with bevacizumab and chemotherapy (Sirexatamab Arm) compared to bevacizumab and chemotherapy (Control Arm) in patients with microsatellite stable CRC who have received one prior systemic therapy for advanced disease. Sirexatamab demonstrated a statistically significant benefit on overall response rate (ORR) and progression-free survival (PFS) in patients with high levels of DKK1, along with a positive trend on ORR and PFS in the full intent-to-treat population.

•	Across the DKK1-high (upper median) patients (n=88):
o	ORR was 38.0% in the Sirexatamab Arm compared to 23.7% ORR in the Control Arm.
o	mPFS was 9.03 months in the Sirexatamab Arm compared to 7.06 months in the Control Arm, Hazard Ratio (HR) 0.61, p-value = 0.0255.
o	mOS was not reached in the Sirexatamab Arm compared to 14.39 months in the Control Arm, HR 0.42, p-value = 0.0118.

•	Across the DKK1-high (upper quartile) patients (n=44):
o	ORR was 44.0% in the Sirexatamab Arm compared to 15.8% ORR in the Control Arm.
o	mPFS was 9.36 months in the Sirexatamab Arm compared to 5.88 months in the Control Arm, HR 0.46, p-value = 0.0168.
o	mOS was not reached in the Sirexatamab Arm compared to 9.66 months in the Control Arm, HR 0.17, p-value < 0.001.

•	In the full intent-to-treat population (n=188):
o	ORR was 35.1% in the Sirexatamab Arm compared to 26.6% ORR in the Control Arm.
o	mPFS was 9.2 months in the Sirexatamab Arm compared to 8.3 months in the Control Arm, HR 0.84, p-value = 0.1712.
o	Event-free rate favors Sirexatamab Arm beginning at month 9 (53 vs 47%) with further separation at month 12 (34 vs 23%).

•	Advancing DKK1 biomarker diagnostic test and engaging with regulatory authorities.

The Company is in the process of engaging with regulatory agencies in the United States and Europe to discuss the registrational pathway for sirexatamab in CRC. The Company is also working with a leading diagnostics research laboratory to optimize the DKK1 biomarker diagnostic test that could be used to identify CRC patients with poor prognosis and to select patients for treatment with sirexatamab. The Company expects to provide an update on the next steps in sirexatamab development and on the registrational pathway in the first quarter of 2026.

Selected Third Quarter 2025 Financial Results

Net Loss was $3.3 million for the third quarter 2025, compared to $18.2 million for the third quarter 2024. The decrease was primarily due to a decrease in research and development and general and administrative expenses as a result of a reduction in force and the completion of the clinical trials.

Research and development expenses were $1.2 million for the three months ended September 30, 2025, compared to $14.9 million for the three months ended September 30, 2024. The decrease of $13.7 million in research and development expenses during the three months ended September 30, 2025 was primarily due to a decrease of $5.3 million in clinical trial costs and a decrease of $3.7 million in manufacturing costs. There was also a decrease of $3.3 million in payroll and other related expenses due to a decrease in headcount of our R&D full-time employees, a decrease of $0.7 million in stock based compensation expense, and a decrease of $0.7 million in consulting fees.

General and administrative expenses were $1.9 million for the three months ended September 30, 2025, compared to $2.9 million for the three months ended September 30, 2024. The decrease of $1.0 million in general and administrative expenses during the three months ended September 30, 2025 was due to a $0.5 million decrease in payroll and other related expenses due to a decrease in incentive based compensation expense for our general and administrative employees and a decrease in headcount of our general and administrative employees. There was also a decrease of $0.3 million in stock based compensation expense and a $0.2 million decrease in professional fees.

Cash and cash equivalents totaled $9.7 million on September 30, 2025, prior to the completion of the $58.88 million private placement that closed in October 2025.

About Cypherpunk Technologies Inc.

Cypherpunk Technologies Inc., previously known as Leap Therapeutics, Inc., is a company developing novel therapies for patients with cancer and implementing a digital asset treasury strategy focused on Zcash. Following a $58.88 million private placement led by Winklevoss Capital, the Company is aiming to build long-term shareholder value by acquiring ZEC, participating in the development of Zcash, and continuing the development of sirexatamab and FL-501 to treat patients with cancer. For more information about the Company, visit our websites at http://www.cypherpunk.com and http://www.leaptx.com or view our public filings with the SEC that are available via EDGAR at http://www.sec.gov or via https://investors.leaptx.com/.

Additional Information and Where to Find It

The Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A (as may be supplemented or amended, the “Definitive Proxy Statement”) and a proxy card with respect to its solicitation of proxies for the Special Meeting of Stockholders to be held December 15, 2025 (the “Special Meeting”). The Definitive Proxy Statement contains important information about the matters to be voted on at the Special Meeting. STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY HAS FILED OR WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MATTERS TO BE VOTED ON AT THE SPECIAL MEETING. Stockholders are able to obtain free copies of these documents, and other documents we file with the SEC through the website maintained by the SEC at www.sec.gov. Copies will also be available at no charge in the Investors section of our website at http://www.cypherpunk.com or http://www.leaptx.com.

Participant Information

The Company, its directors and certain of its executive officers are deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Special Meeting. Information about the compensation of our named executive officers and our non-employee directors as of the fiscal year ended December 31, 2024 is set forth in the sections titled “Executive Compensation” and “Compensation of Directors” in the Definitive Proxy Statement. Information regarding the participants’ holdings of Company securities can be found in the section titled “Security Ownership of Certain Beneficial Owners and Management” in the Definitive Proxy Statement.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by the use of words such as "anticipate," "expect," "plan," "could," "may," "will," "believe," "estimate," "forecast," "goal," "project," and other words of similar meaning. All statements, other than historical facts, including statements regarding our future product development plans; the potential, safety, efficacy, and regulatory and clinical progress of our product candidates, including the anticipated timing for potential regulatory submissions, approvals and timing thereof; and any assumptions underlying any of the foregoing, are forward-looking statements. In addition, forward-looking statements address various matters including statements relating to ZEC or digital assets held or to be held by the Company, the expected future market, price and liquidity of ZEC or other digital assets the Company acquires, the macro and political conditions surrounding Zcash or digital assets, the Company’s plan for value creation and strategic advantages, market size and growth opportunities, regulatory conditions, competitive position and the interest of other corporations in similar business strategies, technological and market trends, and future financial condition and performance. Important factors that could cause actual results to differ materially from our drug development plans, estimates or expectations could include, but are not limited to: (i) our ability and plan to develop and commercialize sirexatamab (DKN-01) and FL-501; (ii) the potential benefits of sirexatamab and FL-501; (iii) the timing of our development programs and seeking regulatory approval; (iv) our estimates regarding our capital requirements and our needs for additional financing; (v) our estimates of the size of the potential markets for sirexatamab and FL-501; (vi) the benefits to be derived from any collaborations, license agreements, or other acquisition efforts; (vii) sources of revenues and anticipated revenues, including contributions from any collaborations or license agreements for the development and commercialization of products; and (viii) our intellectual property position and ability to maintain and protect our intellectual property rights. Additional risks and uncertainties of the digital asset treasury strategy include, among others: (a) the risk that the Company will fail to realize the anticipated benefits of the digital asset treasury strategy; (b) changes in business, market, financial, political and regulatory conditions; (c) risks relating to the Company’s operations and business, including the highly volatile nature of the price of cryptocurrencies, including ZEC; (d) the risk that the price of the Company’s Common Stock may be highly correlated to the price of ZEC or other digital assets that it holds; (e) risks related to increased competition in the industries in which the Company does and will operate; (f) risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; (g) risks relating to the treatment of crypto assets for U.S. and foreign tax purposes; and (h) the ability to comply with the continued listing requirements of the Nasdaq Capital Market (“Nasdaq”). New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. The Company may not actually achieve the forecasts disclosed in such forward-looking statements, and you should not place undue reliance on such forward-looking statements. Such forward-looking statements are subject to a number of material risks and uncertainties including but not limited to those set forth under the caption "Risk Factors" in the Company’s most recent Annual Report on Form 10-K filed with the SEC, or as may be included in other reports or information we file with the SEC, as well as discussions of potential risks, uncertainties, and other important factors in its subsequent filings with the SEC. Any forward-looking statement speaks only as of the date on which it was made. Neither the Company, nor any of its affiliates, advisors or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

CONTACT:

Douglas E. Onsi

President & Chief Executive Officer

Cypherpunk Technologies Inc.

617-714-0360

donsi@leaptx.com

For Investors:

Matthew DeYoung

Investor Relations

Argot Partners

212-600-1902

leap@argotpartners.com

For Media:

Jacqueline Ortiz Ramsey
It Factor Strategies

954-294-3249

jacqueline@itfactorstrategies.com

Cypherpunk Technologies Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share amounts)

	(Unaudited)		(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Operating expenses:
Research and development	$1,247	$14,915	$24,695	$44,099
General and administrative	1,919	2,940	6,742	9,833
Restructuring charges	-	-	4,527	-
Total operating expenses	3,166	17,855	35,964	53,932
Loss from operations	(3,166)	(17,855)	(35,964)	(53,932)
Interest income	123	894	806	2,534
Interest expense	(10)	-	(23)	-
Australian research and development incentives	(56)	(499)	-	-
Foreign currency gain (loss)	8	(8)	2	(18)
Loss before income taxes	(3,101)	(17,468)	(35,179)	(51,416)
Provision for income taxes	(202)	(708)	(202)	(708)
Net loss	(3,303)	(18,176)	(35,381)	(52,124)
Dividend attributable to down round feature of warrants	-	-	-	(234)
Net loss attributable to common stockholders	$(3,303)	$(18,176)	$(35,381)	$(52,358)

Net loss per share
Basic & diluted	$(0.08)	$(0.44)	$(0.85)	$(1.44)

Weighted average common shares outstanding
Basic & diluted	41,444,979	41,209,639	41,386,929	36,307,890

Cypherpunk Technologies Inc.

Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	September 30,	December 31,
	2025	2024
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$9,686	$47,249
Research and development incentive receivable	743	704
Prepaid expenses and other current assets	69	86
Total current assets	10,498	48,039

Right of use assets, net	38	262
Deferred costs	80	-
Deposits	783	823
Total assets	$11,399	$49,124
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$4,279	$4,743
Accrued expenses	3,860	8,536
Income tax payable	527	531
Lease liability	38	266
Total current liabilities	8,704	14,076

Total liabilities	8,704	14,076

Stockholders' equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding	-	-
Common stock, $0.001 par value; 240,000,000 shares authorized; 41,439,529 and 38,329,894 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	41	38
Additional paid-in capital	505,510	502,501
Accumulated other comprehensive loss	(104)	(120)
Accumulated deficit	(502,752)	(467,371)
Total stockholders’ equity	2,695	35,048
Total liabilities and stockholders' equity	$11,399	$49,124

Cypherpunk Technologies Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	(Unaudited)		(Unaudited)
	Three Months Ended September 30		Nine Months Ended September 30
	2025	2024	2025	2024
Cash used in operating activities	$(8,325)	$(15,600)	$(37,291)	$(44,787)
Cash provided by (used in) financing activities	(121)	(66)	(301)	37,080
Effect of exchange rate changes on cash and cash equivalents	2	10	29	(113)
Net decrease in cash and cash equivalents	(8,444)	(15,656)	(37,563)	(7,820)
Cash and cash equivalents at beginning of period	18,130	78,479	47,249	70,643
Cash and cash equivalents at end of period	$9,686	$62,823	$9,686	$62,823